FTE Networks Receives Notice of Noncompliance from NYSE American

Receives extension to file Exchange Act Reports

NEW YORK, NY, October 18, 2019 – FTE Networks, Inc. (NYSE American: FTNW) (“FTE” or the “Company”), today announced that on October 14, 2019, the Company received a notice of non-compliance from the NYSE Regulation staff of the New York Stock Exchange (“NYSE”) advising the Company that it was no longer in compliance with NYSE’s continued listing requirements set forth in Part 8 of the NYSE American Company guide (the “Company Guide”) as a result of the board resignations that were disclosed in the Company’s Form 8-K filed on October 11, 2019.

Specifically, after giving effect to the board and respective committee resignations, NYSE informed the Company that: (1) the Company’s Audit Committee was no longer compliant with Section 803B(2)(c) and Section 803B(2)(a)(iii) of the Company Guide as it was no longer composed of two independent members and did not have a financially sophisticated audit committee member and; (2) and the Company’s Compensation Committee was no longer compliant with the requirements set forth in Section 805(a) of the Company Guide.

To regain compliance with the above listed continued listing requirements, the Board appointed Joseph F. Cunningham and Peter Ghishan to the Audit Committee, following a determination by the Board that Messrs. Cunningham and Ghishan were “independent” under NYSE listing standards and other governing laws and applicable regulations, including Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Cunningham will serve as the chair of the Audit Committee and the Board determined that he is financially sophisticated as defined in the NYSE American governance standards. Mr. Cunningham was appointed to serve on the Compensation Committee along with Michael P. Beys, following a determination by the Board that Mr. Beys was “independent” under NYSE listing standards and other governing laws and applicable regulations, including Rule 10A-3 under the Exchange Act.

Following the appointment of Messrs. Cunningham and Ghishan to the Company’s Audit Committee and Messrs. Beys and Cunningham’s appointment to the Compensation Committee, the Company believes it has regained compliance with the continued listing requirements under Sections 803B(2)(c), 803B(2)(a)(iii), and 805(a) of the Company Guide.

On October 15, 2019, the Company submitted a plan of compliance to NYSE, setting forth its plan for regaining compliance with Sections 134 and 1101 of the Company Guide relating to the timely filing of Exchange Act reports and requesting an extension to file its Form 10-K for the year ended December 31, 2018 and its Form 10-Q’s for the periods ended March 31, 2019 and June 30, 2019.

On October 17, 2019, NYSE notified the Company that it had determined to accept its request and granted the Company an extension to file its 10-K and 10-Q’s through January 17, 2020.

The Company is making this announcement in compliance with Sections 401(j), 402(g), and 1009(j) of the Company Guide, which requires prompt disclosure of receipt of a notification of noncompliance with the Exchange’s continued listing standards.

About FTE Networks, Inc.

FTE Networks, Inc. (“FTE”) through its subsidiaries Crosslayer and Juscom divisions provide technology solutions for smart building platforms, edge computing and network infrastructure solutions for residential and commercial properties. We create transformative smart platforms and buildings. FTE’s services are predicated on smart design and consistent standards that reduce deployment costs and accelerate delivery of leading edge projects and services. The Company works with Fortune 100/500 companies, including some of the world’s leading Telecommunications and IT Services Providers as well as REITs and Media Providers.

Forward-Looking Statements

This release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements can be identified by the use of forward-looking terminology such as “believe,” “will,” “intends,” “expects,” and may include statements regarding matters that involve known or unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to differ materially from results expressed or implied by this release. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and market trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. These risk factors and others are included from time to time in documents we file with the Securities and Exchange Commission, including but not limited to, our Form 10-K’s, Form 10-Q’s and Form 8-K’s. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

For more information, please contact:

Corporate Contact:

FTE Networks, Inc.

237 W. 35th Street, Suite 601

New York, NY 10001

(877) 850-4308

ir@ftenet.com

NYSE American: FTNW